EXHIBIT  1(b)
                             ARTICLES OF AMENDMENT
                                       OF
                 PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.


    PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC., a Maryland corporation having its principal office in the city of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The first paragraph of Section 1, Article IV is amended in its entirety to read as follows:

        Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of the par value of $.001 per share and of the aggregate par value of $2,000,000 to be divided initially into 250,000,000 shares of Class A Capital Stock of the Global Assets Portfolio, 250,000,000 shares of Class B Capital Stock of the Global Assets Portfolio, 500,000,000 shares of Class A Capital Stock of the Short-Intermediate Term Global Income Portfolio, 500,000,000 shares of Class B Capital Stock of the Short-Intermediate Term Global Income Portfolio and 500,000,000 shares of the Class C Capital Stock of the Short-Intermediate Term Global Income Portfolio.

        SECOND: The foregoing amendment to the Charter of the Corporation has been advised and approved by the Board of Directors of the Corporation.

        THIRD: The foregoing amendment to the Charter of the Corporation shall become effective at 1:00 p.m. on October 3, 1995.




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        IN WITNESS WHEREOF,  PRUDENTIAL  SHORT-TERM GLOBAL INCOME FUND, INC. has
caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on October 2, 1995.

                                  PRUDENTIAL SHORT-TERM GLOBAL INCOME FUND, INC.

                                  By /s/ S. Jane Rose
                                     --------------------------
                                     Richard A. Redeker
                                     President

Attest:  /s/ S. Jane Rose
         ------------------------
         S. Jane Rose
         Secretary



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    The  undersigned,  President of  PRUDENTIAL  SHORT-TERM  GLOBAL INCOME FUND,
INC., who executed on behalf of said corporation the foregoing amendment to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendment to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                     /s/ Richard A. Redeker
                                                     -------------------------
                                                     Richard A. Redeker